                                                                   EXHIBIT 3(a)


                             DISTRIBUTION AGREEMENT

         AGREEMENT dated as of _________________ by and between IL ANNUITY AND INSURANCE COMPANY ("Insurer"), a Massachusetts insurance company, on its behalf and on behalf of each separate account identified in Schedule 1 hereto, and IL SECURITIES, INC. ("Distributor"), an Indiana corporation.

                                  WITNESSETH:

         WHEREAS, Distributor is a broker-dealer that engages in the distribution of variable insurance products and other investment products; and

         WHEREAS, Insurer desires to issue certain variable insurance products described more fully below to the public through Distributor acting as principal underwriter;

         NOW, THEREFORE, in consideration of their mutual promises, Insurer and Distributor hereby agree as follows:

1.       Additional Definitions

         a. Contracts -- The class or classes of variable insurance products set forth on Schedule 1 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable insurance products that may be added to
                 Schedule 1 from time to time in accordance with Section 11.b of this Agreement, and including any riders to such contracts and any other contracts offered in connection therewith. For this purpose and under this Agreement generally, a "class of Contracts" shall mean those Contracts issued by Insurer on the same policy form or forms and covered by the same Registration Statement.

         b. Registration Statement -- At any time that this Agreement is in effect, each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 9 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this
                 Section 1.b.

         c. Prospectus -- The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of
                 Section 9 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this Section 1.c.

         d. Fund -- An investment company in which the Separate Account invests.

         e. Variable Account -- A separate account supporting a class or classes of Contracts and specified on Schedule 1 as in effect at the time this Agreement is executed, or as it may be amended from time to time in accordance with Section 11.b of this Agreement.

         f.      1933 Act -- The Securities Act of 1933, as amended.

         g.      1934 Act -- The Securities Exchange Act of 1934, as amended.

         h.      1940 Act -- The Investment Company Act of 1940, as amended.

         i.      SEC -- The Securities and Exchange Commission.

         j.      NASD -- The National Association of Securities Dealers, Inc.

         k. Regulations -- The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated.

         l. Selling Broker-Dealer -- A person registered as a broker-dealer and licensed as a life insurance agent or affiliated with a person so licensed, and authorized to distribute the Contracts pursuant to a sales agreement as provided for in Section 4 of this Agreement.

         m. Agents Manual -- The agents manual and other written rules, regulations and procedures provided by Insurer to insurance agents appointed to sell its insurance contracts, as revised from time to time.

         n. Representative -- When used with reference to Distributor or a Selling Broker-Dealer, an individual who is an associated person, as that term is defined in the 1934 Act.

         o.      Application -- An application for a Contract.

         p. Premium -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.





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         q.      Annuity Service Center -- The service office identified in the
                 Prospectus as the location at which Premiums and Applications are accepted.

2.       Authorization and Appointment

         a. Scope of Authority. Insurer hereby authorizes Distributor on an exclusive basis, and Distributor accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the Contracts to the public in each state and other jurisdiction in which the Contracts may lawfully be sold during the term of this Agreement. Insurer hereby appoints Distributor as its independent general agent for sale of the Contracts. Insurer hereby authorizes Distributor to grant authority to Selling Broker-Dealers to solicit Applications and Premiums to the extent Distributor deems appropriate and consistent with the marketing program for the Contracts or a class of Contracts, subject to the conditions set forth in
                 Section 4 of this Agreement. The Contracts shall be offered for sale and distribution at premium rates set from time to time by Insurer. Distributor shall use its best efforts to market the Contracts actively, directly and/or through Selling Broker-Dealers in accordance with Section 4 of this Agreement, subject to compliance with applicable law, including rules of the NASD.

         b. Limits on Authority. Distributor shall act as an independent contractor and nothing herein contained shall constitute Distributor or its agents, officers or employees as agents, officers or employees of Insurer solely by virtue of their activities in connection with the sale of the Contracts hereunder. Distributor and its Representatives shall not have authority, on behalf of Insurer: to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to Insurer). Distributor shall not expend, nor contract for the expenditure of, the funds of Insurer. Distributor shall not possess or exercise any authority on behalf of Insurer other than that expressly conferred on Distributor by this Agreement.

3.       Solicitation Activities

         a. Distributor Representatives. No Distributor Representative shall solicit the sale of a Contract unless at the time of such solicitation such individual is duly registered with the NASD and duly licensed with all applicable state insurance and securities regulatory authorities, and is duly appointed as an insurance agent of Insurer.





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         b.      Solicitation Activities.  All solicitation and sales
                 activities engaged in by Distributor and the Distributor Representatives with respect to the Contracts shall be in compliance with all applicable federal and state securities laws and regulations, as well as all applicable insurance laws and regulations and the Agents Manual. In particular, without limiting the generality of the foregoing:

                 (1) Distributor shall train, supervise and be solely responsible for the conduct of Distributor Representatives in their solicitation of Applications and Premiums and distribution of the Contracts, and shall supervise their compliance with applicable rules and regulations of any insurance or securities regulatory agencies that have jurisdiction over variable insurance product activities.

                 (2) Neither Distributor nor any Distributor Representative shall offer, attempt to offer, or solicit Applications for, the Contracts or deliver the Contracts, in any state or other jurisdiction unless Insurer has notified Distributor that such Contracts may lawfully be sold or offered for sale in such state, and has not subsequently revised such notice.

                 (3) Neither Distributor nor any Distributor Representative shall give any information or make any representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is not in accordance with the Prospectus for such class of Contracts, or in the then-currently effective prospectus or statement of additional information for a Fund, or in current advertising materials for such class of Contracts authorized by Insurer.

                 (4) All Premiums paid by check or money order that are collected by Distributor or any of its Representatives shall be remitted promptly, and in any event not later than two business days, in full, together with any Applications, forms and any other required documentation, to IL ANNUITY AND INSURANCE COMPANY as directed in the Agent's Manual. Checks or money orders in payment of Premiums shall be drawn to the order of "IL ANNUITY AND INSURANCE COMPANY ANNUITY." Premiums may be transmitted by wire order from Distributor to the Annuity Service Office in accordance with the procedures set forth in the Agents Manual. If any Premium is held at any time by Distributor, Distributor shall hold such Premium in a fiduciary capacity and such Premium shall be remitted promptly, and in any event not later than two business days, to Insurer. Distributor acknowledges that all such Premiums, whether by check, money order or wire, shall be the property of Insurer. Distributor acknowledges that Insurer shall have the





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                          unconditional right to reject, in whole or in part,
                          any Application or Premium.

         c. Representations and Warranties of Distributor. Distributor represents and warrants to Insurer that Distributor is and shall remain registered during the term of this Agreement as a broker-dealer under the 1934 Act, is a member with the NASD, and is duly registered under applicable state securities laws, and that Distributor is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

4. Selling Broker-Dealers. Distributor shall ensure that sales of the Contracts by Selling Broker-Dealers comply with the following conditions, and any additional conditions Insurer may specify from time to time.

         a. Every Selling Broker-Dealer shall be both registered as a broker-dealer with the SEC and a member of the NASD and licensed as an insurance agent with authority to sell variable products or associated with an insurance agent so licensed. Any individuals to be authorized to act on behalf of Selling Broker-Dealer shall be duly registered with the NASD as representatives of Selling Broker-Dealer shall be duly registered with the NASD as representatives of Selling Broker-Dealer with authority to sell variable products, and shall be licensed as insurance agents with authority to sell variable products. Distributor shall verify that Selling Broker-Dealer and its Representatives are duly licensed under applicable state insurance law to sell the Contracts (or, if Broker-Dealer is not so licensed, that it is associated with an entity so licensed).

         b. Every Selling Broker-Dealer (or, if applicable, its associated general insurance agency) and each of its Representatives shall have been appointed by Insurer, provided that Insurer reserves the right to refuse to appoint any proposed person, or once appointed, to terminate such appointment.

         c. Every Selling Broker-Dealer must enter into a written sales agreement with Distributor which sales agreement, among other things, will require such Selling Broker-Dealer to use its best efforts to solicit applications for Contracts and to comply with applicable laws and regulations, including the Insurer's rules and regulations as reflected in the Agents Manual or otherwise communicated to agents appointed by Insurer, and will contain such other provisions as the Distributor deems to be consistent herewith.

         d. In view of Insurer's desire to ensure that Contracts will be sold to purchasers for whom the Contracts will be suitable, the written Sales Agreement shall require that Selling Broker-Dealers and their Representatives not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to





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                 believe that the purchase of the Contract is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information supplied by an applicant after a reasonable inquiry concerning the applicant's other security holdings, insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make any premium payments contemplated by the Contract applied for and will keep the Contract in force for a sufficient period of time so that Insurer's acquisition costs are amortized over a reasonable period of time.

5.       Marketing Materials

         a. Preparation and Filing. Insurer shall be primarily responsible for the design and preparation of all promotional, sales and advertising material relating to the Contracts. Insurer shall be responsible for filing such material, as required, with the NASD and any state securities regulatory authorities, on behalf of the Distributor. Insurer shall be responsible for filing all promotional, sales or advertising material, as required, with any state insurance regulatory authorities. Insurer shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required.

         b. Use in Solicitation Activities. Insurer shall be responsible for furnishing Distributor with such Applications, Prospectuses and other materials for use by Distributor and any Selling Broker-Dealers in their solicitation activities with respect to the Contracts. Insurer shall notify Distributor of those states or jurisdictions which require delivery of a statement of additional information with a prospectus to a prospective purchaser.

6.       Compensation and Expenses

         a. Insurer shall pay compensation for sales of the Contracts in accordance with Schedule 2 hereto. Insurer shall pay compensation payable to Distributor Representatives and to Selling Broker-Dealers, on Distributor's behalf.

         b.      Insurer shall pay all expenses in connection with:

                 (1) the preparation and filing of each Registration Statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);





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                 (2)      the preparation, underwriting, issuance and
                          administration of the Contracts;

                 (3) any registration, qualification or approval or other filing of the Contracts or Contract forms required under the securities or insurance laws of the states in which the Contracts will be offered;

                 (4) all registration fees for the Contracts payable to the SEC; and

                 (5) the printing of all promotional materials definitive Prospectuses for the Contracts and any supplements thereto for distribution to existing Contractowners.

         c. Distributor shall pay any expenses incurred by Distributor or its Representatives or employees for the purpose of carrying out the obligations of Distributor hereunder.

7.       Compliance

         a. Maintaining Registration and Approvals. Insurer shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

         b. Confirmations and 1934 Act Compliance. Insurer, as agent for Distributor, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of Premiums and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder. Insurer shall maintain and preserve such books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply. Insurer shall maintain all such books and records and hold such books and records on behalf of and as agent for Distributor whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.





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         c.      Issuance and Administration of Contracts.  Insurer shall be responsible for issuing the Contracts and administering the Contracts and the Variable Account, provided, however, that Distributor shall have full responsibility for the securities activities of all persons employed by the Insurer, engaged directly or indirectly in the Contract operations, and for the training, supervision and control of such persons to the extent of such activities.

8.       Investigations and Proceedings

         a. Cooperation. Distributor and Insurer shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, Insurer and Distributor shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either party with respect to the Contracts.

9.       Indemnification

         a. By Insurer. Insurer shall indemnify and hold harmless Distributor and each person who controls or is associated with Distributor within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (Including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                 (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus or (ii) blue-sky application or other document executed by Insurer specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any jurisdiction; provided that Insurer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to Insurer by





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                          Distributor specifically for use in the preparation
                          of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto;

                 (2) result from any breach by Insurer of any provision of this Agreement.

                 This indemnification agreement shall be in addition to any liability that Insurer may otherwise have; provided,however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

         b. By Distributor. Distributor shall indemnify and hold harmless Insurer and each person who controls or is associated with Insurer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Insurer and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                 (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus, or (ii) blue-sky application or other document executed by Insurer specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any jurisdiction; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Distributor to Insurer specifically for use in the preparation of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto

                 (2) result because of any use by Distributor or any Distributor Representative of promotional, sales or advertising material not authorized by Insurer or any verbal or written misrepresentations by Distributor or any Distributor Representative or any unlawful sales practices concerning the Contracts by





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                          Distributor or any Distributor Representative under
                          federal securities laws or NASD regulations; or

                 (3) result from any breach by distributor of any provision of this Agreement.

                 This indemnification shall be in addition to any liability that Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

         c. General. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 9 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 9 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 9. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relive such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

                 The indemnification provisions contained in this Section 9 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 9.


10. Termination. This Agreement shall terminate automatically if it is assigned by a party without the prior written consent of the other party. This Agreement may be terminated at any time for any reason by either party upon 30 days' written notice to the other party, without payment of any penalty. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party. Upon termination of this Agreement all authorizations, rights and obligations shall cease except the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by Insurer prior to termination.





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
11.      Miscellaneous

         a. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

         b. Schedules. The parties to this Agreement may amend Schedule 1 to this Agreement from time to time to reflect additions of any class of Contracts and Variable Accounts. The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Variable Account that may be added to the Schedule, unless the context otherwise requires. Insurer may amend Schedule 2 unilaterally, from time to time. Any other change in the terms or provisions of this Agreement shall be by written agreement between Insurer and Distributor.

         c. Rights, Remedies, and Obligations are Cumulative. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         d. Notices. All notices hereunder are to be made in writing and shall be given:

                          if to Insurer, to:                        Gregory J. Carney
                                                                    IL Annuity and Insurance Company
                                                                    2960 N. Meridian Street
                                                                    Indianapolis, IN 46208

                          if to Distributor, to:                    Joe C. Lowe
                                                                    IL Securities, Inc.
                                                                    2960 N. Meridian Street
                                                                    Indianapolis, IN 46208

                 or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

         e. Interpretation; Jurisdiction. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Indiana without giving effect to principles of conflict of laws.

         f. Severability. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

         g. Section and Other Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          h. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          i. Regulation. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified below.


                           IL ANNUITY AND INSURANCE COMPANY

                           By:
                              ---------------------------------------------

                           Name:    Gregory J. Carney
                                -------------------------------------------

                           Title:    President and Chief Executive Officer
                                 ------------------------------------------

                         IL SECURITIES, INC.

                         By:
                            ----------------------------------------------

                         Name:    Joe C. Lowe
                              --------------------------------------------

                         Title:    Vice President, Director of Marketing
                               -------------------------------------------

                                   SCHEDULE 1


IL Annuity and Insurance Company Separate Account I

           The Visionary: Flexible Premium Deferred Variable Annuity

                                   SCHEDULE 2

                                  COMPENSATION

IL Annuity and Insurance Company shall pay IL Securities, Inc. a concession on all contracts sold by it or by Selling Broker-Dealers to whom it has authorized to participate in the sale of the contracts.

IL Annuity and Insurance Company shall, on behalf of IL Securities, Inc., pay to Broker-Dealer and concession on each Contract for which the Broker-Dealer is the Broker-of-Record. The concession shall be determined in accordance with the Compensation Schedule attached to and made a part of the Selling Broker's Selling Agreement.

Concessions payable to IL Securities shall be determined in accordance with this Schedule.

1.       Sales by IL Securities:

         a. Concession Schedule for the Visionary. IL Securities may select one of the following Options for each Agent. Once an Option is selected for an Agent it may not be changed and the Option is applicable for each and every contract on which that Agent is the writing Agent.

                         NEW PREMIUM                                             ASSET TRAIL
          -----------------------------------------------------------------------------------------------
                                      YEARS 1-9                    YEARS 10+                    ALL YEARS
          -----------------------------------------------------------------------------------------------
          Option A                      6.00%                        1.00%                         -0-
          -----------------------------------------------------------------------------------------------
          Option B                      4.75%                        1.00%                        0.25%
          -----------------------------------------------------------------------------------------------
          Option C                      3.50%                        1.00%                        0.50%
          -----------------------------------------------------------------------------------------------
          Option D                      1.00%                        1.00%                        1.00%
          -----------------------------------------------------------------------------------------------

         Asset trails concessions are paid on the value of a Contract as of its contract anniversary day.

         b. Concessions on Withdrawn Premium. IL Securities will repay all concession paid on premiums which were withdrawn or removed from a Contract within 12 months of the date of the premium payment.

         c. Concessions on Replacements. Concession on a Contract which replaces an existing contract issued by IL Annuity and Insurance Company (or any of its affiliated companies) shall be paid as follows:

                 1. The concession on premium paid in excess of the cash surrender value of the existing contract will be payable at the first year rate.

                 2. The concession on premiums equal to the excess of the cash surrender value of the existing contract will be payable at the rate for year 10.

         Replacement is defined as the issue of a new contract where an existing contract(s) is (are) surrendered within one year of the issue of the new contract.

2.       Sales by Selling Broker-Dealers.

                                  NEW PREMIUM

                     -------------------------------------------------
                       Years 1-10                          Years 10+
                     -------------------------------------------------
                         1.00%                                .15%
                     -------------------------------------------------





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